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Landon Hudson, +1 312 696-6037 or newsroom@morningstar.com

FOR IMMEDIATE RELEASE

Morningstar, Inc. Increases Quarterly Dividend to 45.5 Cents Per Share

CHICAGO, Dec. 6, 2024— The board of directors of Morningstar, Inc. (Nasdaq: MORN), a leading provider of independent investment research, today declared a quarterly dividend of 45.5 cents per share, payable Jan. 31, 2025, to shareholders of record as of Jan. 3, 2025. The five-cent, or 12.3%, increase from the prior quarterly rate of 40.5 cents per share results in an expected annualized dividend of $1.82 per share compared with the prior annualized rate of $1.62 per share.

While subsequent dividends will be subject to board approval, the company expects to pay three additional dividends in 2025:

Record Date	Payable Date
April 4, 2025	April 30, 2025
July 11, 2025	July 31, 2025
Oct. 3, 2025	Oct. 31, 2025

About Morningstar, Inc.
Morningstar, Inc. is a leading provider of independent investment insights in North America, Europe, Australia, and Asia. The Company offers an extensive line of products and solutions that serve a wide range of market participants, including individual and institutional investors in public and private capital markets, financial advisors and wealth managers, asset managers, retirement plan providers and sponsors, and issuers of fixed-income securities. Morningstar provides data and research insights on a wide range of investment offerings, including managed investment products, publicly listed companies, private capital markets, debt securities, and real-time global market data. Morningstar also offers investment management services through its investment advisory subsidiaries, with approximately $328 billion in AUMA as of Sept. 30, 2024. The Company operates through wholly-owned subsidiaries in 32 countries. For more information, visit www.morningstar.com/company. Follow Morningstar on X (formerly known as Twitter) @MorningstarInc.

Caution Concerning Forward-Looking Statements

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2 of 2 This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “consider,” “future,” “maintain,” “may,” “expect,” “potential,” “anticipate,” “believe,” “continue,” “will,” or the negative thereof, and similar expressions. These statements, including statements regarding future dividend payments, involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, failing to maintain and protect our brand, independence, and reputation; failure to prevent and/or mitigate cybersecurity events and the failure to protect confidential information, including personal information about individuals; compliance failures, regulatory action, or changes in laws applicable to our credit ratings operations, investment advisory, environmental, social, and governance, and index businesses; failing to innovate our product and service offerings, or anticipate our clients’ changing needs; the impact of artificial intelligence and related technologies on our business, legal, and regulatory exposure profile and reputation; failing to detect errors in our products or the failure of our products to perform properly due to defects, malfunctions, or similar problems; failing to recruit, develop, and retain qualified employees; prolonged volatility or downturns affecting the financial sector, global financial markets, and the global economy and its effect on our revenue from asset-based fees and our credit ratings business; failing to scale our operations and increase productivity in order to implement our business plans and strategies; liability for any losses that result from errors in our automated advisory tools or errors in the use of the information and data we collect; inadequacy of our operational risk management, business continuity programs and insurance coverage in the event of a material disruptive event; failing to close, or achieve the anticipated economic or other benefits of, a strategic transaction on a timely basis or at all; failing to efficiently integrate and leverage acquisitions and other investments, which may not realize the expected business or financial benefits, to produce the results we anticipate; failing to maintain growth across our businesses in today's fragmented geopolitical, regulatory, and cultural world; liability relating to the information and data we collect, store, use, create, and distribute or the reports that we publish or are produced by our software products; the potential adverse effect of our indebtedness on our cash flows and financial and operational flexibility; challenges in accounting for tax complexities in the global jurisdictions which we operate in and their effect on our tax obligations and tax rates; and failing to protect our intellectual property rights or claims of intellectual property infringement against us. A more complete description of these risks and uncertainties, among others, can be found in our filings with the Securities and Exchange Commission (SEC), including our most recent Reports on Forms 10-K and 10-Q. If any of these risks and uncertainties materialize, our actual future results and other future events may vary significantly from what we expect. We do not undertake to update our forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. You are, however, advised to review any further disclosures we make on related subjects, and about new or additional risks, uncertainties and assumptions in our filings with the SEC on Forms 10-K, 10-Q, and 8-K. # # # ©2024 Morningstar, Inc. All Rights Reserved. MORN-C